Exhibit 4.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.


 Void after 5:00 P.M. New York City time on the last day of the Exercise Period, as defined in the Warrant

                          COMMON STOCK PURCHASE WARRANT
                                       OF
                           THE SAGEMARK COMPANIES LTD.

         This is to certify that, FOR VALUE RECEIVED, _____________________(the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from The Sagemark Companies Ltd., a New York corporation (the "Company"), at an exercise price per share equal to the lowest Common Stock Purchase Price (hereinafter defined), subject to adjustment as provided in this Warrant (the "Warrant Exercise Price"), _____________(________) shares of common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares."

         2. ISSUANCE OF WARRANT. This Warrant is being issued as part of the consideration paid for services provided in connection with the Placement (hereinafter defined) offered pursuant to the Memorandum (hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Memorandum. In addition, the following terms shall have the meanings set forth below:

                  "Closing Price" means, as of any date, the last trading price for the Common Stock as reported by the NASDAQ OTC Bulletin Board, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

                  "Common Stock Purchase Price," shall mean a price equal to 70% of the Closing Price of the shares of Common Stock on the OTC Bulletin Board on the last trading day immediately prior to the initial closing of the Placement (the "Initial Closing") or any subsequent closing of the Placement (each, a "Subsequent Closing" and together with the Initial Closing, each, a "Closing" and collectively, the "Closings"), with a floor on the Common Stock Purchase Price of Two Dollars ($2.00) and a ceiling on the Common Stock Purchase Price of Two Dollars and Forty Cents ($2.40). If one or more Subsequent Closings occurs, the Common Stock Purchase Price, for purposes of each of such Subsequent Closings, shall be adjusted to equal the (i) lowest Common Stock Purchase Price determined at any prior Closing or (ii) the Common Stock Purchase Price determined for any Subsequent Closing.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Exercise Period" shall mean the period commencing on the date hereof and ending at 5:00 p.m., Eastern Time on ________, 2009.

                  "Memorandum" shall mean the Company's Confidential Private Placement Memorandum dated as of October 14, 2004 (as amended or supplemented, and together with all exhibits attached thereto).

                  "Permitted Issuances" shall mean (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issuable or issued to employees, consultants, officers, directors, or advisors of the Company directly or pursuant to a stock purchase plan or other compensation arrangement approved by the Board of Directors of the Company which are issued at fair market value at the date of issuance, (iii) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, or purchases, corporate partnering agreements, joint ventures or financing of positron emission tomography diagnostic imaging centers pursuant to any contract in existence on the date hereof, or similar transactions, the terms of which are approved by the Board of Directors of the Company, and (iv) Common Stock issued or issuable upon exercise or conversion of any warrants, options or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of October 14, 2004.

                  "Placement" means the private placement by the Company of up to $6,000,000 worth of Units consisting of shares of the Company's Common Stock and Warrants, including this Warrant.

                  "Redemption Conditions" means each of the following conditions to a redemption of this Warrant by the Company : (i) the shares of Common Stock have had an average Closing Price at or above Six Dollars and Fifty Cents ($6.50) per share (as adjusted for any stock splits, combinations or other recapitalizations) for 20 consecutive trading days ending on the date of the Redemption Notice (hereinafter defined) (the "Redemption Measuring Period"), and
(ii) the resale of the shares of Common Stock issuable upon exercise of this Warrant is registered with the Securities and Exchange Commission (the "SEC") for resale to the public under an effective registration statement and all such shares remain registered thereafter until redemption.

                  "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         2. EXERCISE OF WARRANT. A. This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof until the end of the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 11 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise. All issuances of Common Stock pursuant to the exercise of this Warrant shall be rounded (up or down as the case may be) to the nearest whole share.

         B. Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in this
Section 2, the Holder may elect to exercise this Warrant or a portion hereof and to pay for the shares of Common Stock issuable upon such exercise by way of cashless exercise by surrendering this Warrant at the principal executive office of the Company, together with the Notice of Exercise attached hereto duly executed, in which event the Company shall issue to the Holder that number of shares of Common Stock of the Company computed using the following formula:

                             X = Y (A - B)
                                 ---------
                                     A

Where      X      =     the number of shares of Common Stock to be issued to the
                        Holder.
           Y      =     the number of shares of Common Stock purchasable under
                        this Warrant or, if only a portion of the Warrant is
                        being exercised, the portion of the Warrant being
                        cancelled (at the date of such calculation).
           A      =     the greater of: (i) the Closing Price of one share of
                        Common Stock (on the date prior to such exercise) or
                        (ii) the 10-day average of the closing price of the
                        shares of Common Stock on the OTC Bulletin Board prior
                        to such surrender.
           B      =     the Exercise Price (as adjusted to the date of such
                        calculation).

         If the above calculation results in a negative number, then no shares of Common Stock of the Company shall be issued or issuable upon conversion of this Warrant.

         3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, (and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification), and upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6.       ANTI-DILUTION PROVISIONS.

                  The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant, shall be subject to adjustment as follows. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this
Section 6 at the time of such event:

                  (a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                           (i)      take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                           (ii)     subdivide or reclassify its outstanding
shares of Common Stock into a larger number of shares of Common Stock, or

                           (iii)    combine or reclassify its outstanding shares
of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split, then:

         (A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (B) the Warrant Exercise Price shall be adjusted to equal: (x) the Warrant Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                  (b)      Certain Other Distributions and Adjustments.

                           (i)      If at any time the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                                    (A) cash,

                                    (B) any evidences of its indebtedness, any
shares of its capital stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

                                    (C) any warrants or other rights to
subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), the Holder shall be entitled to receive such dividend or distribution as if the Holder had exercised this Warrant.

                           (ii)     A reclassification of the Common Stock
(other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and in such event the Holder shall be entitled to receive such distribution as if the Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

                  (c)      Issuance of Additional Shares of Common Stock.

                           (i)      Except in connection with Permitted
Issuances, if, at any time prior to the first anniversary of the Final Closing (as defined in the Subscription Agreement), the Company shall issue or sell any shares of Common Stock (or other securities convertible into Common Stock) for no consideration or for consideration in an amount per share of Common Stock (or other securities convertible into Common Stock) less than the lowest Common Stock Purchase Price calculated for any Closing (the "Discounted Price," each such sale or issuance, a "Discounted Price Transaction" and the number of shares sold or issued in such Discounted Price Transaction the "Discounted Sale Volume"), the Warrant Exercise Price then in effect shall immediately, and without any further action by the Company or the Holder required, be adjusted, concurrently with such issuance, to a price equal to the Discounted Price.

                           (ii)     Except in connection with Permitted
Issuances, if, at any time after the first anniversary of the Final Closing the Company shall issue or sell any shares of Common Stock (or other securities convertible into Common Stock) in a Discounted Price Transaction, then (A) the Warrant Exercise Price then in effect shall be adjusted (or further adjusted as the case may be) to a price determined by multiplying the Warrant Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the sum of money raised in the Placement plus the sum of money raised in all Subsequent Discounted Price Transactions, and of which the denominator shall be the sum of money raised in the Placement plus the sum of money equal to the product of the cumulative Discounted Sale Volumes of all Discounted Price Transactions and such Common Stock Purchase Price, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Warrant Exercise Price in effect immediately prior to such Discounted Price Transaction by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Discounted Price Transaction and dividing the product thereof by the Warrant Exercise Price resulting from the adjustment made pursuant to clause (A) above.

                           (iii)    The provisions of paragraph (i) and (ii) of
this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d).


                  (d)      Issuance of Warrants or Other Rights.

                           (ii)     If at any time the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Common Stock Purchase Price, then the number of shares for which this Warrant is exercisable and the Warrant Exercise Price shall be adjusted as provided in Section 6(c)(i) or (ii) hereof (depending upon the time at which such record is taken) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Warrant Exercise Price(s) shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

                           (iii)    If at any time the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be equal to or more than the Common Stock Purchase Price, but less than the Warrant Exercise Price, then the Warrant Exercise Price shall be adjusted downward to match the exercise price of such new warrants or other rights.

                  (d) Superseding Adjustment. If at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall have been made pursuant to
Section 6(d) as the result of any issuance of warrants, rights or Convertible Securities,

                           (i)      such warrants or rights, or the right of
conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                           (ii)     the consideration per share for which shares
of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

                                    (A) treating the number of shares of Common
Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                                    (B) treating any such warrants or rights or
any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  (e) No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least One Cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (f) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this
Section 6.

                  (g) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company's capital stock, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.

                  (h) Notwithstanding the foregoing, no adjustment pursuant to this Section 6 shall be effected due to, or as a result of, any Permitted Issuances.

         7.       REDEMPTION.

                  (a) Redemption Option. Upon the satisfaction of the Redemption Conditions, the Company may, at the option of its Board of Directors at any time following the Final Closing redeem all (but not less than all) of the Warrants, out of funds legally available therefor by paying the Redemption Price (as hereafter defined) in cash for each Warrant then redeemed.

                  (b)      Redemption Price. The Redemption Price under this
Section 7 shall be Five Cents ($.05) per Warrant Share, subject to adjustment for any stock split, stock dividend, recapitalization, combination or adjustment after the date hereof.

                  (c) Notice. Notice of any proposed redemption of the Warrants pursuant to this Section 7 shall be given by the Company by sending by certified mail, postage prepaid, a copy of such notice (the "Redemption Notice") at least 30 days prior to the date on which it proposes to redeem the Warrants (the "Redemption Date") to the holders of the Warrants including the Holder or any subsequent holder(s) of record of this Warrant, at their respective addresses appearing on the books of the Company or given by such holder(s) to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Redemption Date to which such notice relates, the number of Warrants to be redeemed from all holders thereof and from the Holder of this Warrant, the Redemption Price per Warrant, the record date for purposes of such redemption and the date on which such holders' right to exercise the Warrants will terminate, and shall call upon the Holders to surrender to the Company on said Redemption Date at the place designated in the notice such holder's certificate or certificates representing the Warrants to be redeemed unless exercised prior to such date.

                  (d) Payment. On the Redemption Date, the funds legally available for redemption of the Warrants shall be used to redeem the Warrants from the holders thereof at the Redemption Price and the Company shall be obligated to pay the holder(s) the Redemption Price of the Warrants to the extent they have not been exercised as of such date.

                  (e) Redemption Procedures. On or after a Redemption Date, the Holder shall surrender this Warrant to the Company, or its agent, at the place designated in the aforesaid notice and shall thereupon be entitled to receive payment of the Redemption Price therefor. Upon payment of the Redemption Price each surrendered Warrant shall be cancelled.

                  (f) Termination of Rights. Notwithstanding that the Warrants so called for redemption shall not have been surrendered, from and after the Redemption Date, all rights of the Holder of this Warrant and all other holders of Warrants shall forthwith cease and terminate, except for right of the Holder to receive payment of the Redemption Price upon surrender of this Warrant.

         8. OFFICER'S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be forwarded to the Holder in the manner provided in Section 13 hereof.

         9. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock, or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (d) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (a), (b), (c) or (d), as the case may be, of this
Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or
(iii) such registration statement is to be filed with the SEC.

         10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 6 regarding the increase in the number of Warrant Shares potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

         11. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant, the Warrant Shares or any other security issued or issuable upon the exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                  (a) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt by the Cmpany of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; or

                  (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

         12. REGISTRATION. The Holder of the Warrant shall have identical registration rights as the investors have in connection with the Placement.

         13. GOVERNING LAW; JURISDICTION. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         14. NOTICES. Except as provided in Section 7(c) hereof, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or
(d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

               If to the Company:   The Sagemark Companies Ltd.
                                    1285 Avenue of the Americas, 35th Floor
                                    New York, New York 10019
                                    Attn:  Theodore B. Shapiro
                                    Facsimile No.: (212) 554-4258

               With a copy to:      Robert L. Blessey, Esq.
                                    Gusrae Kaplan & Bruno PLLC
                                    120 Wall Street
                                    New York, New York 10005
                                    Facsimile No.: (914) 232-0647

               If to the Holder     To the Address Set Forth In the Records of
                                    the Company

               With copies to:      Joseph Stevens & Company, Inc.
                                    59 Maiden Lane
                                    New York, N.Y. 10038
                                    Facsimile No.: (212) 361-3333
                                    Attn:  Joseph Sorbara


         15. PAYMENT OF TAXES. The Company will pay the cost of all applicable documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

         16. INCONSISTENCIES. To the extent there are any inconsistencies between the terms and provisions of this Warrant and the terms and provisions of the Subscription Agreement or the Memorandum, the terms and provisions of this Warrant shall govern and be controlling.

         IN WITNESS WHEREOF, this Warrant has been duly executed as of _________ _____ 2004.


                                      THE SAGEMARK COMPANIES LTD.



                                      By: ________________________________
                                          Name:
                                          Address:

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]


To THE SAGEMARK COMPANIES LTD.:

(A) The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2 of the Warrant with respect to __________(1) shares of the Common Stock, at an exercise price per share of Common Stock of $____, which the holder would be entitled to receive upon the cash exercise hereof, and requests that the certificates for the shares be issued in the name of, and delivered to, whose address is:

                                       OR

(B) The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2(B) of the Warrant with respect to __________(1) shares of the Common Stock, and hereby authorizes THE SAGEMARK COMPANIES LTD. to withhold _____ shares of Common Stock having a total value of $__________, such value being determined in accordance with the terms of this Warrant, from the Shares otherwise to be received, and requests that the certificates for the shares be issued in the name of, and delivered to ______________, whose address is:

Dated: _______________

Dated: _______________


                            ________________________________________
                            Print or Type Name

                            ________________________________________
                            (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                            ________________________________________
                            (Street Address)

                            ________________________________________
                            (City)           (State)      (Zip Code)

_______________________
(1) Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.

                                  PURCHASE FORM
                                  -------------



                         Dated: _______________, 20_____

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of $___________ in payment of the stated exercise price thereof.
Schedule 1 attached hereto specifies the Warrant Shares from which the shares of Common Stock are being purchased and the Warrant Exercise Price(s) for such shares.


                                   ______________________________________






                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------



Name:____________________________________________
     (Please typewrite or print in block letters)



Signature:________________________________________



Social Security or Employer Identification No.:_________________________

                                 ASSIGNMENT FORM
                                 ---------------




         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto:

Name:_______________________________________________
      (Please typewrite or print in block letters)

Address:_____________________________________________

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________ as attorney to transfer the same on the books of the Company with full power of substitution.

        Dated: _________________



                                      Signature:___________________________


Signature Guaranteed:


___________________________________